Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 7, 2018, in the Registration Statement (Form F-1 No. 333-226014) and related Prospectus of Pinduoduo Inc. (formerly known as Walnut Street Group Holdings Limited).

/s/Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

July 16, 2018